Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000 F 410.580.3001

May 18, 2021

APARTMENT INCOME REIT CORP.

4582 South Ulster Street, Suite 1100

Denver, Colorado 80237

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We serve as special Maryland counsel to Apartment Income REIT Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, including the prospectus contained therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale from time to time by the selling stockholders named in the Registration Statement of an aggregate of 7,825,000 (the “Shares”) of Class A Common Stock, $.01 par value per share, of the Company (“Common Stock”). The Shares were issued to the selling stockholders pursuant to a Class A Common Stock Purchase Agreement, dated as of April 23, 2021, among the Company and the selling stockholders (the “Stock Purchase Agreement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)    The Registration Statement, including the Prospectus contained therein, in the form in which it was transmitted to the Commission under the Securities Act;

(b)    The Articles of Amendment and Restatement of the Company, filed of record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on December 14, 2020, as supplemented by Articles Supplementary filed of record with the SDAT on December 14, 2020 and Articles Supplementary filed of record with the SDAT on December 14, 2020 (collectively, the “Charter”), certified as of a recent date by the SDAT;

(c)    The Amended and Restated By-Laws of the Company, certified as of the date hereof by the Secretary of the Company;

(d)    Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and the Pricing Committee thereof relating to (a) the authorization of the offer, sale and issuance of the Shares, (b) the approval of the execution and delivery of the Stock Purchase Agreement, and (c) the authorization of the filing of the Registration Statement and the registration of the Shares, certified as of the date hereof by the Secretary of the Company;

APARTMENT INCOME REIT CORP.

May 18, 2021

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(e)    The Stock Purchase Agreement, certified as of the date hereof by the Secretary of the Company;

(f)    A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

(g)    A certificate executed by the Secretary of the Company, dated as of the date hereof (the “Certificate”).

In examining the Documents, and in rendering the opinion set forth below, we have assumed the following: (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party is a signatory, and each such party’s obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents (including via DocuSign or similar electronic signature) submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine and all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

The opinion set forth herein is subject to additional assumptions, qualifications and limitations as follows:

A.    We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

APARTMENT INCOME REIT CORP.

May 18, 2021

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B.    We assume that the selling stockholders named in the Registration Statement have delivered to the Company the consideration for the Shares specified in Resolutions and the Stock Purchase Agreement in accordance with the terms thereof.

C.    We assume that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Maryland General Corporation Law.

D.    We assume that the Company will not issue any Common Stock other than the Shares to be offered and sold pursuant to the Registration Statement.

E.    This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

F.    We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.

G.    We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to the Initial Holder Limit, the Look-Through Ownership Limit or the Ownership Limit (as those terms are defined in the provisions in the Charter that are applicable to the Shares), and that the Company will not issue any shares of capital stock other than the Shares.

H.    This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

APARTMENT INCOME REIT CORP.

May 18, 2021

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We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K. This opinion may not be relied on by any other person or in any other connection without our prior written approval.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)